Exhibit 99.1

HERSHEY FOODS ANNOUNCES RECORD RESULTS FOR
FOURTH QUARTER AND FULL YEAR

HERSHEY, Pa., January 28, 2004 –Hershey Foods Corporation (NYSE:HSY) today announced record sales and earnings for both the fourth quarter and full year ended December 31, 2003. For the fourth quarter, consolidated net sales were $1,179,255,000 compared with $1,156,028,000 for the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $144,938,000, or $1.10 per share-diluted, compared with $130,320,000, or $.96 per share-diluted, in the fourth quarter of 2002.

Net income for the fourth quarter of 2003 includes a pre-tax charge of $11.8 million, or $.06 per share-diluted, and net income for the fourth quarter of 2002 includes pre-tax charges of $13.3 million, or $.06 per share-diluted; all relating to business rationalization and realignment initiatives. Excluding these charges, income for the fourth quarter of 2003 was $152,131,000, or $1.16 per share-diluted, compared with $138,690,000, or $1.02 per share-diluted for the fourth quarter of 2002, an increase of 13.7 percent.

For the full year 2003, consolidated net sales were $4,172,551,000 compared with $4,120,317,000 for 2002. Net income for 2003 was $457,584,000, or $3.46 per share-diluted, compared with $403,578,000, or $2.93 per share-diluted for 2002.

Net income for 2003 includes an after-tax charge of $7.4 million, or $.06 per share-diluted, associated with the cumulative effect of the change in accounting for the Company’s leases of certain warehouse and distribution facilities. These results also include pre-tax charges related to business rationalization and realignment initiatives of $25.5 million, or $.11 per share-diluted, and a pre-tax gain on the sale of certain gum brands of $8.3 million, or $.04 per share-diluted.

Results for the full year 2002 included pre-tax charges of $34.0 million, or $.16 per share-diluted, associated with the Company’s business realignment initiatives, and pre-tax expenses of $17.2 million, or $.08 per share-diluted, related to the exploration of the sale of the Company. Excluding these charges and the gain on the sale of the gum brands, income for the year 2003 was $474,734,000, or $3.59 per share-diluted, compared with $435,994,000, or $3.17 per share-diluted, an increase of 13.2 percent.

The 2002 business realignment initiatives are described in Management’s Discussion and Analysis and Note 3 of the Company’s 2002 Annual Report on Form 10-K. The components of the 2003 brand and product rationalization initiatives and realignment of the sales organization are described in the Company’s Form 10-Q for the quarterly period ended September 28, 2003.

Fourth Quarter Performance

Hershey’s fourth quarter sales increased by two percent, reflecting sales of new products such as Hershey’s S’mores and Swoops, and continued growth within the instant consumables business. This increase was partially offset by continued product line rationalization and reduced seasonal sales consistent with our strategic direction. Gross margin expanded as a result of pricing and mix, and supply chain savings, offset somewhat by higher promotional spending. Selling, Marketing, and Administrative costs were down slightly.

“Hershey’s fourth quarter results represent a solid finish to a strong year. They are a continuation of the balanced performance that we expect from our value-enhancing strategy,” said Richard H. Lenny, Chairman, President, and Chief Executive Officer. “Record earnings, margins, and returns during the year reflected a more profitable sales mix, continued supply chain productivity, and solid expense controls across the Company. Sustained gains in retail takeaway and market share were driven by innovative new products and a successful restructuring of our U.S. selling organization, showing that we’re on track in meeting both consumer and customer needs.

“Looking ahead, we expect another good year in 2004 as we leverage Hershey’s iconic brands and advantaged business systems to build sales, market share, and profitability while managing higher costs for raw materials. Our plans for the year include accelerating our new product efforts, introducing on-trend, higher-margin items that bring excitement to the category. We’ll continue to strengthen our ability to compete in the broader snack market through enhanced selling capabilities. Our expectations are to achieve sales and earnings growth in line with previously-stated, long-term goals with on-going improvement in margins and returns,” Lenny concluded.

Note: In this sales and earnings release, Hershey has provided income excluding certain items described above, in addition to net income determined in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial measure, as shown in the attached pro-forma income statements, is used in evaluating results of operations for internal purposes. This non-GAAP measurement is not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in consumer preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; adequacy of the Company’s bad debt reserve; the Company’s ability to implement improvements to reduce costs associated with its supply chain; and the Company’s ability to successfully implement its rationalization and realignment initiatives, as discussed in the Company’s Form 10-Q for the quarterly period ended September 28, 2003, and Annual Report on Form 10-K for 2002.

Live Webcast

As previously announced, the Company will hold a conference call with analysts today at 9:00 a.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate Web site www.hersheys.com. Please go to the Investor Relations Section of the Web site for further details.

_________________

Media Contact: Christine M. Dugan 717-508-3238
Financial Contact: James A. Edris 717-534-7556

Hershey Foods Corporation
Summary of Consolidated Statements of Income
for the periods ended December 31, 2003 and December 31, 2002
(in thousands of dollars except per share amounts)

	Fourth Quarter		Twelve Months
	2003	2002	2003	2002

Net Sales	$1,179,255	$1,156,028	$4,172,551	$4,120,317

Costs and Expenses:
Cost of Sales	708,292	709,840	2,544,726	2,561,052
Selling, Marketing and Administrative	215,395	216,758	816,442	833,426
Business Realignment Charge, net	10,908	8,278	23,357	27,552
Gain on Sale of Business	--	--	(8,330)	--

Total Costs and Expenses	934,595	934,876	3,376,195	3,422,030

Income Before Interest and Income Taxes (EBIT)	244,660	221,152	796,356	698,287
Interest Expense, net	16,116	15,274	63,529	60,722

Income Before Income Taxes	228,544	205,878	732,827	637,565
Provision for Income Taxes	83,606	75,558	267,875	233,987

Income Before Accounting Change	144,938	130,320	464,952	403,578
Cumulative Effect of Accounting Change,
net of tax	--	--	7,368	--

Net Income	$144,938	$130,320	$457,584	$403,578

Net Income Per Share Before Cumulative
Effect of Accounting Change - Basic	$1.11	$0.96	$3.54	$2.96

- Diluted	$1.10	$0.96	$3.52	$2.93

Net Income Per Share - Basic	$1.11	$0.96	$3.48	$2.96

- Diluted	$1.10	$0.96	$3.46	$2.93

Shares Outstanding - Basic	130,150	135,409	131,306	136,538

- Diluted	131,282	136,337	132,266	137,714

Key Margins:
Gross Margin	39.9%	38.6%	39.0%	37.8%
EBIT Margin	20.7%	19.1%	19.1%	16.9%
Net Margin	12.3%	11.3%	11.0%	9.8%

Hershey Foods Corporation
Pro Forma Summary of Consolidated Statements of Income
for the periods ended December 31, 2003 and December 31, 2002
(in thousands of dollars except per share amounts)

                                           Fourth Quarter                 Twelve Months
                                           --------------                 -------------

                                         2003          2002            2003           2002
                                         ----          ----            ----           ----

Net Sales                             $1,179,255    $1,156,028      $4,172,551     $4,120,317
                                      -----------   -----------     -----------    -----------
Costs and Expenses:
   Cost of Sales                         707,411 (a)   704,821 (c)   2,542,606 (a)  2,554,625 (c)
   Selling, Marketing and
     Administrative                      215,395       216,834 (d)     816,442        816,196 (d)
   Business Realignment Charge, net      ---     (b)   ---     (e)     ---     (b)    ---     (e)
   Gain on Sale of Business              ---           ---             ---     (f)    ---
                                      -----------   -----------     -----------    -----------
   Total Costs and Expenses              922,806       921,655       3,359,048      3,370,821
                                      -----------   -----------     -----------    -----------
Income Before Interest and
     Income Taxes (EBIT)                 256,449       234,373         813,503        749,496

Interest Expense, net                     16,116        15,274          63,529         60,722
                                      -----------   -----------     -----------    -----------
Income Before Income Taxes               240,333       219,099         749,974        688,774
Provision for Income Taxes                88,202        80,409         275,240        252,780
                                      -----------   -----------     -----------    -----------
Net Income                              $152,131      $138,690        $474,734       $435,994
                                      ===========   ===========     ===========    ===========
Net Income Per Share - Basic               $1.17         $1.02           $3.62          $3.19
                                      ===========   ===========     ===========    ===========
                     - Diluted             $1.16         $1.02           $3.59          $3.17
                                      ===========   ===========     ===========    ===========

Shares Outstanding  - Basic              130,150       135,409         131,306        136,538
                                      ===========   ===========     ===========    ===========
                    - Diluted            131,282       136,337         132,266        137,714
                                      ===========   ===========     ===========    ===========

Key Margins:
   Adjusted Gross Margin                   40.0%         39.0%           39.1%          38.0%
   Adjusted EBIT Margin                    21.7%         20.3%           19.5%          18.2%
   Adjusted Net Margin                     12.9%         12.0%           11.4%          10.6%

   (a)    Excludes business realignment charge of $.9 million pre-tax or $.5 million after-tax for the fourth quarter and $2.1 million pre-tax or $1.3 million after-tax for the twelve months.
   (b)    Excludes business realignment charge of $10.9 million pre-tax or $6.7 million after-tax for the fourth quarter and $23.4 million pre-tax or $14.2 million after-tax for the twelve months.
   (c)    Excludes business realignment charge of $5.0 million pre-tax or $3.2 million after-tax for the fourth quarter and $6.4 million pre-tax or $4.1 million after-tax for the twelve months.
   (d)    Excludes an adjustment to expenses of $(0.1) million in the fourth quarter and $17.2 million pre-tax or $10.9 million after-tax for the twelve months, related to the exploration of the possible sale of the Company.
   (e)    Excludes business realignment charge of $8.3 million pre-tax or $5.2 million after-tax for the fourth quarter and $27.6 million pre-tax or $17.4 million after-tax for the twelve months.
   (f)    Excludes gain on sale of business of $8.3 million pre-tax or $5.7 million after-tax for the twelve months.

Hershey Foods Corporation
Consolidated Balance Sheets
as of December 31, 2003 and December 31, 2002
(in thousands of dollars)

Assets	2003	2002

Cash and Cash Equivalents	$114,793	$297,743
Accounts Receivable - Trade (Net)	407,612	370,976
Deferred Income Taxes	13,285	--
Inventories	492,859	503,291
Prepaid Expenses and Other	103,020	91,608

Total Current Assets	1,131,569	1,263,618

Net Plant and Property	1,661,939	1,486,055
Goodwill	388,960	378,453
Other Intangibles	38,511	39,898
Other Assets	361,561	312,527

Total Assets	$3,582,540	$3,480,551

Liabilities and Stockholders' Equity

Loans Payable	$12,509	$28,124
Accounts Payable	132,222	124,507
Accrued Liabilities	416,181	356,716
Taxes Payable	24,898	12,731
Deferred Income Taxes	--	24,768

Total Current Liabilities	585,810	546,846

Long-Term Debt	968,499	851,800
Other Long-Term Liabilities	370,776	362,162
Deferred Income Taxes	377,589	348,040

Total Liabilities	2,302,674	2,108,848

Total Stockholders' Equity	1,279,866	1,371,703

Total Liabilities and Stockholders' Equity	$3,582,540	$3,480,551